Exhibit 23.1

Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated February 15, 2007, in Amendment No. 2 to the Registration Statement (Form S-1 No. 333-139652) and related Prospectus of BigBand Networks, Inc. for the registration of 12,305,000 shares of its common stock.

/s/ Ernst & Young LLP

Palo Alto, California

February 22, 2007